UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Western Parkway, Suite 200-226 West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2016, Spotlight Innovation Inc. (the “Company”) entered into an Exclusive License Agreement with Florida State University Research Foundation to commercialize certain compounds that may have therapeutic potential for treating viral infections, including Zika virus infection. The Company will file a copy of the License Agreement with its 10-Q for the quarter ended September 30, 2016 in redacted form subject to an application for confidential treatment the Company is making with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure

On November 10, 2016, the Company revised its Company Overview that it plans to present to potential and existing investors. A copy of this Company Overview is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The Company Overview is also posted on the Company’s website, at www.spotlightinnovation.com/investors.

The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following documents are filed as Exhibits:

Exhibit	Description

99.1	Company Overview dated November 2016.*

_____________

*Furnished as an Exhibit pursuant to Item 7.01 hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: November 10, 2016	By:	/s/ Cristopher Grunewald
Cristopher Grunewald, President and CEO

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EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following documents are filed as Exhibits:

Exhibit	Description

99.1	Company Overview dated November 2016.*

_____________

*Furnished as an Exhibit pursuant to Item 7.01 hereof.

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